UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2011

NATIONAL TAX CREDIT PARTNERS, L. P.

(Exact name of Registrant as specified in its charter)

California	0-18541	95-3906167
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

National Tax Credit Partners, L.P., a California limited partnership (the “Registrant”) holds a 99% limited partnership interest in both Apple Tree Associates, an Idaho limited partnership (“Apple Tree”), and Kimberly Court Associates, an Idaho limited partnership (“Kimberly Court”).  Apple Tree owns a 24-unit apartment complex located in Brigham City, Utah and Kimberly Court owns a 24-unit apartment complex located in Seward, Alaska.  On June 7, 2011, the Registrant entered into separate Assignment and Assumption Agreements (the “Agreements”) with Tailored Management Services, LLC an Idaho limited liability company (the “Assignee”), and Marty D. Frantz, an individual (the “Operating General Partner”), to provide for the assignment of the Registrant’s limited partnership interests in both Apple Tree and Kimberly Court to the Assignee for a total of $6,000.  The Registrant’s investment balance in both Apple Tree and Kimberly Court was zero at March 31, 2011 and December 31, 2010.

The foregoing description is qualified in its entirety by reference to the Assignment and Assumption Agreements, copies of which are filed as exhibits 10.4 and 10.5 to this report.

Item 2.01   Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Agreements, on June 7, 2011, the Registrant assigned its limited partnership interests in Apple Tree and Kimberly Court and received proceeds of $6,000.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner has evaluated the cash requirements of the Registrant and determined that the proceeds will be held in the Registrant’s reserves.  It is not anticipated that any distribution to the Registrant’s partners will be made as a result of the assignment of the Registrant’s interests in Apple Tree and Kimberly Court.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.4  Assignment and Assumption Agreement by and between National Tax Credit Partners, L.P., a California limited partnership; National Tax Credit,      Inc., a California corporation; Tailored Management Services, LLC, an     Idaho limited liability company and Marty D. Frantz, an individual, dated June 7, 2011.

10.5  Assignment and Assumption Agreement by and between National Tax Credit Partners, L.P., a California limited partnership; National Tax Credit,      Inc., a California corporation; Tailored Management Services, LLC, an     Idaho limited liability company and Marty D. Frantz, an individual, dated June 7, 2011.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•       should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•  may apply standards of materiality in a way that is different from what               may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other       date or dates as may be specified in the agreement and are subject to       more recent developments.

      Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT PARTNERS L.P.

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 13, 2011